Exhibit 99.1

LINN ENERGY ANNOUNCES RECORD RESULTS IN FIRST QUARTER 2008

Houston, Texas, May 8, 2008 – Linn Energy, LLC (Nasdaq: LINE) announced today financial and operating results for the quarter ended March 31, 2008 and its outlook for the remainder of the year.  The Company highlights the following:

•                  Record average production of 220.3 million cubic feet of natural gas equivalent per day (MMcfe/d) compared to mid-point guidance of 220.0 MMcfe/d;

•                  Operating expenses of $2.09 per thousand cubic feet of natural gas equivalent (Mcfe) compared to mid-point guidance of $2.17 per Mcfe;

•                  Adjusted EBITDA of $130.6 million compared to guidance of $128.0 million;

•                  Distribution coverage ratio of 1.09x compared to guidance of 1.04x;

•                  Increased distribution coverage ratio of 1.23x for second quarter 2008 guidance;

•                  Announcement of $600 million sale of Appalachian assets, which provides increased financial flexibility; and

•                  Proved reserves of 1.7 trillion cubic feet of natural gas equivalent (Tcfe) and an additional 1.3 Tcfe of risked high confidence inventory, pro forma for the Appalachian sale.

“First quarter 2008 was another record quarter for Linn Energy,” said Michael C. Linn, Chairman and Chief Executive Officer.  “The Company posted the highest production rates and distributable cash flow in its history.  We have taken steps to improve our balance sheet and financial flexibility, with the pending sale of our Appalachian properties for $600 million, and we are well positioned to fund our continued growth through both drilling and acquisitions.”

First Quarter 2008 Results

During the first quarter 2008, Linn Energy generated Adjusted EBITDA (a non-GAAP financial measure) of $130.6 million compared to guidance of $128.0 million.  The Company’s distribution coverage ratio was 1.09x for the quarter, compared to guidance of 1.04x.  Adjusted EBITDA is the primary measure used by Company management to evaluate cash flow and the Company’s ability to sustain or increase distributions. A reconciliation of Adjusted EBITDA to net income is provided in this release (see Schedule 1).  The most significant reconciling items between net income to Adjusted EBITDA are interest expense and non-cash items including the change in fair value of derivatives, depreciation, depletion and amortization.

The Company utilizes commodity and interest rate hedging to capture cash flow margin and reduce cash flow volatility.  During the first quarter 2008, the Company’s production was significantly hedged.  The reported loss on derivatives from oil and gas hedges of approximately $268.8 million for the quarter includes $253.5 million of non-cash change in fair value of hedge positions covering anticipated future production through 2013.  In addition to the non-cash loss on oil and gas derivatives, the Company also reported a non-cash loss on interest rate hedges of $38.0 million during the first quarter 2008.  Non-cash losses do not affect Adjusted EBITDA, cash flow from operations or the Company’s ability to pay its cash distributions.

Adjusted for these non-cash losses, net income for the first quarter 2008 would have been $32.1 million, or $0.28 per unit.  Adjusted Net Income is a non-GAAP financial measure and a reconciliation of Adjusted Net Income to net income is provided in this release (see Schedule 2).  Adjusted Net Income is presented because the excluded items affect the comparability of operating results from period to period.

Operational Update

During the first quarter 2008, the Company completed 101 wells with a 99% success rate and achieved record average daily production of 220.3 MMcfe/d.  Operating expenses for the quarter were $2.09 per Mcfe, compared to mid-point guidance of $2.17 per Mcfe.  At quarter end, the Company had 14 rigs active in its three operating regions.

Mid-Continent Region

In the Mid-Continent region, the Company is operating a total of 12 rigs.  In the Texas Panhandle Granite Wash area of the Mid-Continent region, five rigs drilled 12 wells during the quarter.  The Company noted successes on new wells in the Frye Ranch and Stiles Ranch areas of the Texas Panhandle.  Linn Energy estimates that it has an inventory of approximately 900 drilling locations in the Texas Panhandle Granite Wash area and has allocated $113 million to drill approximately 57 wells in this region during 2008.  In addition, drilling continues to progress in the Twin Channel joint venture area, where the Company has participated in nine wells to date with funds provided by its partner.

In the shallow Texas Panhandle Brown Dolomite formation of the Mid-Continent region, the Company operated four rigs and drilled 44 wells during the quarter.  The Company estimates that it has an inventory of approximately 1,350 drilling locations in this area and has allocated $49 million to drill approximately 97 wells in this region in 2008.

In the Osage Hominy Unit, which was acquired in the Lamamco acquisition, the Company had one rig active during the quarter and drilled eight wells to the Okesa formation.  The Company estimates that it has an inventory of approximately 100 drilling locations in the Osage Hominy Unit.  In addition, the Company completed 17 reactivation projects on injectors and producers in the Naval Reserve Unit, where the Company estimates that, in addition to its reactivation projects, it has over 350 drilling locations.

Western Region

In the Western region, the Company continues to test production on the three successful wells drilled in the Brea Olinda Field during the fourth quarter 2007.  The three wells combined are producing over 100 barrels of oil per day.  As a follow up to these successes, the Company has identified up to 90 future drilling opportunities in this area.

Sale of Appalachian Assets

On April 15, 2008, the Company announced that it had entered into an agreement to sell all of its interests in oil and gas properties in the Appalachian Basin, including its Marcellus Shale acreage, to XTO Energy Inc. for cash consideration of $600 million, subject to closing adjustments.  The Company anticipates that it will close the transaction on or before July 1, 2008.  Closing is subject to customary closing conditions and the expiration of the waiting period under Hart-Scott-Rodino Antitrust Improvement Act of 1976.

Cash Distributions

In April 2008, the Company’s Board of Directors declared a quarterly cash distribution of $0.63 per unit, or $2.52 per unit on an annualized basis, with respect to the first quarter 2008.  The distribution will be paid on May 14, 2008 to unitholders of record as of the close of business on May 6, 2008.

Use of Non-GAAP Measures

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measures in Schedules 1 and 2 in this press release.

Conference Call

As previously announced, management will host a teleconference call on May 8, 2008 at 11:00 AM Eastern Time to discuss Linn Energy’s first quarter 2008 results and its outlook for the remainder of the year.  Prepared remarks by senior management will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (800) 561-2731 (Passcode: 68953620) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company’s website or by phone at (888) 286-8010 (Passcode: 85397517) for a seven-day period following the call.

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long life properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov
Executive Vice President and CFO
281-840-4169

Clay Jeansonne
Vice President – Investor Relations
281-840-4193

This press release includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC.  Investors are urged to consider closely the disclosure in the Company’s Annual Report filed on Form 10-K for fiscal year ended December 31, 2007, available from the Company at 600 Travis, Suite 5100, Houston, Texas 77002 (Attn: Investor Relations).  You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

The financial summary follows; all amounts within are unaudited.

Schedule 1

Linn Energy, LLC

Explanation and Reconciliation of Adjusted EBITDA

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of “Adjusted EBITDA.”  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

The Company defines Adjusted EBITDA as net income (loss) plus:

•                  Net operating cash flow from acquisitions and divestitures, effective date through closing date;

•                  Interest expense, net of amounts capitalized;

•                  Depreciation, depletion and amortization;

•                  Write-off of deferred financing fees and other;

•                  (Gain) loss on sale of assets;

•                  Accretion of asset retirement obligation;

•                  Unrealized (gain) loss on derivatives;

•                  Realized loss on canceled derivatives;

•                  Unit-based compensation and unit warrant expenses;

•                  Data license expenses; and

•                  Income tax (benefit) provision.

Adjusted EBITDA is a significant non-GAAP performance metric used by Company management to indicate (prior to the establishment of any reserves by its Board of Directors) the cash distributions the Company expects to pay unitholders.  Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Adjusted EBITDA is also a quantitative metric used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.

The following presents a reconciliation of consolidated net loss to Adjusted EBITDA:

Quarter Ended
March 31, 2008
(in thousands)

Net loss	$(259,359)
Plus:
Net operating cash flow from acquisitions, effective date through closing date (1)	8,321
Interest expense, cash	29,902
Interest expense, non-cash, net of amounts capitalized	2,482
Depreciation, depletion and amortization	50,470
Write-off of deferred financing fees and other	—
(Gain) loss on sale of assets	294
Accretion of asset retirement obligation	469
Unrealized loss on derivatives	291,499
Unit-based compensation and unit warrant expenses	3,888
Data license expenses	2,428
Income tax (benefit) provision	209
Adjusted EBITDA	$130,603

(1)              Includes net operating cash flow from acquisitions through the date of this report.

Schedule 2

Linn Energy, LLC

Explanation and Reconciliation of Adjusted Net Income

Adjusted Net Income

Adjusted Net Income is a non-GAAP performance measure used by Company management to evaluate its operational performance from oil and gas properties, prior to derivative gains and losses.  The following presents a reconciliation of consolidated net loss to Adjusted Net Income:

Quarter Ended
March 31, 2008
(in thousands, except per unit amounts)

Net loss	$(259,359)
Plus:
Unrealized loss on derivatives	291,499
Adjusted Net Income	$32,140

Net loss per unit – basic	$(2.28)
Plus:
Unrealized loss on derivatives per unit	2.56
Adjusted Net Income per unit – basic	$0.28

Schedule 3

Linn Energy, LLC

Consolidated Statements of Operations

	Quarter Ended
	March 31, 2008	December 31, 2007	March 31, 2007
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$195,516	$154,743	$39,204
Loss on oil and gas derivatives	(268,794)	(201,949)	(60,441)
Natural gas marketing revenues	4,147	4,186	1,778
Other revenues	665	885	2,090
	(68,466)	(42,135)	(17,369)
Expenses:
Operating expenses	41,838	33,892	12,456
Natural gas marketing expenses	3,994	3,163	1,347
General and administrative expenses	20,014	20,828	10,621
Data license expenses	2,428	3,231	—
Depreciation, depletion and amortization	50,470	48,855	11,851
	118,744	109,969	36,275
	(187,210)	(152,104)	(53,644)
Other income and (expenses):
Interest expense, net of amounts capitalized	(32,384)	(25,455)	(9,836)
Loss on interest rate swaps	(39,393)	(25,127)	(77)
Other expenses, net	(163)	(878)	(658)
	(71,940)	(51,460)	(10,571)
Loss before income taxes	(259,150)	(203,564)	(64,215)
Income tax benefit (provision)	(209)	410	(3,632)
Net loss	$(259,359)	$(203,154)	$(67,847)

Net loss per unit:
Units – basic	$(2.28)	$(2.01)	$(1.35)
Units – diluted	$(2.28)	$(2.01)	$(1.35)

Schedule 4

Linn Energy, LLC

Operating Statistics

	Quarter Ended
	March 31, 2008	December 31, 2007	March 31, 2007

Production:
Gas production (MMcf)	13,361	13,339	3,374
Oil production (MBbls)	718	460	215
NGL production (MBbls)	397	388	127
Total production (MMcfe)	20,051	18,422	5,424
Average daily production (MMcfe/d)	220.3	200.2	60.3

Weighted average prices (hedged): (1)
Gas (Mcf)	$7.49	$8.32	$8.40
Oil (Bbl) (2)	$75.25	$69.27	$64.47
NGL (Bbl)	$65.84	$63.48	$47.92

Weighted average prices (unhedged): (3)
Gas (Mcf)	$7.81	$6.95	$6.92
Oil (Bbl) (2)	$90.56	$81.34	$45.39
NGL (Bbl)	$65.84	$63.48	$47.92

Costs per Mcfe of production:
Operating expenses:
Lease operating and other	$1.39	$1.19	$1.81
Production and ad valorem taxes	$0.70	$0.65	$0.49
General and administrative expenses (4)	$1.00	$1.13	$1.96
Depreciation, depletion and amortization	$2.52	$2.65	$2.18

(1)              Includes the effect of realized gains (losses) of $(15.2) million, $12.7 million and $9.1 million on derivatives for the quarters ended March 31, 2008, December 31, 2007 and March 31, 2007, respectively.

(2)              Oil production in California is sold pursuant to a long-term contract at 79% of NYMEX, and with gravity increase due to NGL being mixed into the oil stream, prices realized average approximately 82% of NYMEX.

(3)              Does not include the effect of realized gains (losses) on derivatives.

(4)              The measure for the quarters ended March 31, 2008, December 31, 2007 and March 31, 2007 includes approximately $3.8 million, $3.0 million and $3.7 million, respectively, of unit-based compensation expense.  Excluding these amounts, general and administrative expenses for the quarters ended March 31, 2008, December 31, 2007 and March 31, 2007 were $0.81 per Mcfe, $0.97 per Mcfe and $1.27 per Mcfe, respectively.  This is a non-GAAP measure used by Company management to analyze its performance.

Schedule 5

Linn Energy, LLC

Selected Balance Sheet Data

	March 31, 2008	December 31, 2007
	(in thousands)
Assets
Total current assets	$213,872	$183,159
Oil and gas properties and related equipment, net	4,097,710	3,491,476
Property and equipment, net	23,305	32,024
Other assets	78,699	101,044
Total assets	$4,413,586	$3,807,703

Liabilities and Unitholders’ Capital
Total current liabilities	$408,560	$242,727
Credit facility	1,665,000	1,443,000
Term loan	400,000	—
Other long-term liabilities	227,788	95,335
Total liabilities	2,701,348	1,781,062
Unitholders’ capital	1,712,238	2,026,641
Total liabilities and unitholders’ capital	$4,413,586	$3,807,703

Schedule 6

Linn Energy, LLC

Selected Cash Flow Data

	Quarter Ended March 31,
	2008	2007
	(in thousands)

Net cash provided by (used in) operating activities	$61,200	$(37,889)
Net cash used in investing activities	(613,294)	(459,925)
Net cash provided by financing activities	551,729	492,195
Net decrease in cash	(365)	(5,619)

Cash and cash equivalents:
Beginning	1,441	6,595
Ending	$1,076	$976

Schedule 7

Linn Energy, LLC

Guidance Table

	Q2 2008E				FY 2008E
	(Continuing Operations)
Net Production and Other Revenues:
Gas (MMcf/d)	136	—		141	141	—		150
Oil (Bbls/d)	9,110	—		9,450	8,870	—		9,430
NGL (Bbls/d)	4,200	—		4,350	4,350	—		4,630
Total (MMcfe/d)	216	—		224	220	—		234

Other revenues (in thousands) (1)	$750	—		$1,000	$3,000	—		$4,000

Costs (in thousands):
LOE and other	$28,000	—		$30,000	$116,000	—		$120,000
Production and ad valorem taxes	15,000	—		17,000	59,000	—		63,000
Total operating expenses	$43,000	—		$47,000	$175,000	—		$183,000

General and administrative expenses (2)	$13,000	—		$15,000	$56,000	—		$60,000

Costs per Mcfe (Mid-Point):
LOE and other		$1.45				$1.42
Production and ad valorem taxes		0.80				0.73
Total operating expenses		$2.25				$2.15

General and administrative expenses (2)		$0.70				$0.70

Targets (Mid-Point) (in thousands):
Adjusted EBITDA (3)		$136,000				$538,000
Cash interest expense		(23,000)				(98,000)
Maintenance capital expenditures		(24,000)				(98,000)
Distributable cash flow		$89,000				$342,000

Distributable cash flow per unit (4)		$0.77				$2.97
Distribution per unit (4) (5)		$0.63				$2.52
Distribution coverage (4) (5)		1.23	x			1.18	x

Weighted Average NYMEX Differentials:
Gas (MMBtu) (6)	$(1.10)	—		$(1.00)	$(1.05)	—		$(0.95)
Oil (Bbl)	$(9.00)	—		$(8.00)	$(8.25)	—		$(7.25)
NGL realization on crude oil price (%)		65%			65%	—		70%

	Q2 2008E	Remainder of 2008E
Unhedged Commodity Price Assumptions:
Gas (MMBtu)	$10.00	$9.00
Oil (Bbl)	$105.00	$95.00

Notes to Guidance Table:

Guidance for 2008E adjusted to reflect the pending Appalachia sale.  Beginning in Q2 2008E, guidance reflects the anticipated reporting of Appalachia results in discontinued operations.  Accordingly, results for the fiscal year 2008, to be reported in the Annual Report on Form 10-K, will reflect Appalachia in discontinued operations for all four quarters of 2008.

Schedule 7

Linn Energy, LLC

Guidance Table - Continued

(1)     Includes sales of electricity in California and gas marketing and other income.

(2)     Excludes unit-based compensation, which represents a non-cash charge based on equity-related compensation.

(3)     Includes effects of the Company’s commodity hedge positions, estimated cash losses on interest rate hedges and acquisition-related cash flow (effective date through closing date).

(4)     Assumes 115 million units outstanding.

(5)     Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.

(6)     Includes effects of basis swaps associated with gas production in the Mid-Continent.

Schedule 8

Linn Energy, LLC

Guidance Table – Hedging Summary

	Q2 2008E	FY 2008E
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	5,753	39,456
Average Price ($/MMBtu)	$8.70	$8.60
Puts:
Hedged Volume (MMMBtu)	3,328	8,621
Average Price ($/MMBtu)	$8.41	$8.20
PEPL Puts: (1)
Hedged Volume (MMMBtu)	964	3,854
Average Price ($/MMBtu)	$7.85	$7.85
Total:
Hedged Volume (MMMBtu)	10,045	51,931
Average Price ($/MMBtu)	$8.52	$8.48

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	688	2,621
Average Price ($/Bbl)	$82.11	$81.49
Puts: (2)
Hedged Volume (MBbls)	467	1,826
Average Price ($/Bbl)	$73.34	$72.90
Total:
Hedged Volume (MBbls)	1,155	4,447
Average Price ($/Bbl)	$78.57	$77.96

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	9,037	36,146
Hedged Differential ($/MMBtu)	$(0.95)	$(0.95)

Notes to Hedging Summary:

Includes positions covering production for all months within periods specified.

(1)       Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent region.

(2)       The Company utilizes oil puts to hedge revenues associated with its NGL production.

(3)       Represents a swap of the basis between NYMEX and the PEPL spot price of gas of $(0.95) per MMBtu for the volumes hedged.

Schedule 9

Linn Energy, LLC

Commodity Hedging Portfolio

The following summarizes, as of April 30, 2008, and for the periods indicated, derivatives in place through December 31, 2013.

	Year 2008	Year 2009	Year 2010	Year 2011	Year 2012	Year 2013
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	22,133	42,166	42,086	33,485	31,162	—
Average Price ($/MMBtu)	$8.67	$8.51	$8.14	$8.22	$8.46	$—
Puts:
Hedged Volume (MMMBtu)	4,901	6,960	6,960	6,960	—	—
Average Price ($/MMBtu)	$8.19	$7.50	$7.50	$7.50	$—	$—
PEPL Puts: (1)
Hedged Volume (MMMBtu)	2,569	5,334	10,634	13,259	5,934	—
Average Price ($/MMBtu)	$7.85	$7.85	$7.85	$7.85	$7.85	$—
Total:
Hedged Volume (MMMBtu)	29,603	54,460	59,680	53,704	37,096	—
Average Price ($/MMBtu)	$8.52	$8.32	$8.02	$8.03	$8.36	$—

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	1,835	2,437	2,150	2,073	2,025	900
Average Price ($/Bbl)	$82.11	$78.07	$78.28	$79.65	$77.65	$72.22
Puts: (2)
Hedged Volume (MBbls)	1,245	1,843	2,250	2,352	500	—
Average Price ($/Bbl)	$73.34	$72.13	$70.56	$69.11	$77.73	$—
Collars:
Hedged Volume (MBbls)	—	250	250	276	348	—
Average Floor Price ($/Bbl)	$—	$90.00	$90.00	$90.00	$90.00	$—
Average Ceiling Price ($/Bbl)	$—	$114.25	$112.00	$112.25	$112.35	$—
Total:
Hedged Volume (MBbls)	3,080	4,530	4,650	4,701	2,873	900
Average Price ($/Bbl)	$78.57	$76.31	$75.17	$74.98	$79.16	$72.22

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	24,097	34,666	29,366	26,741	34,066	—
Hedged Differential ($/MMBtu)	$(0.95)	$(0.95)	$(0.95)	$(0.95)	$(0.95)	$—

(1)       Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent region.

(2)       The Company utilizes oil puts to hedge revenues associated with its NGL production.

(3)       Represents a swap of the basis between NYMEX and the PEPL spot price of gas of $(0.95) per MMBtu for the volumes hedged.